UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2007

RoomLinX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 W. 6th Ave., Unit N, Broomfield, Colorado  80020
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 11, 2007 and June 13, 2007, the Registrant entered into a Securities Purchase Agreement with certain investors (the “Purchase Agreement”), pursuant to which the Registrant sold an aggregate of $2,250,000.00 principal amount of Convertible Debentures due May 2012 (the “Convertible Debentures”) and pursuant to which it may sell additional Convertible Debentures up to an aggregate of $3,500,000.00 (including those sold on June 11, 2007 and June 13, 2007).  The terms of the Convertible Debentures and additional information about the Purchase Agreement is provided under Item 2.03 of this Form 8-K which is incorporated herein by reference in its entirety.

As of June 11, 2007, the Registrant also reached agreement with certain of its debtholders whereby the Registrant repaid and canceled all prior existing indebtedness of the Registrant (other than bank debt) at a fifty percent (50%) discount to the outstanding principal amount of such indebtedness.  The total outstanding principal amount of such indebtedness immediately prior to such cancellation was approximately $1.4 million.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 11, 2007 and June 13, 2007, the Registrant sold an aggregate of $2,250,000.00 principal amount of Convertible Debentures due May 2012 (the “Convertible Debentures”) to a number of investors in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to a Securities Purchase Agreement with certain investors (the “Purchase Agreement”).  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Convertible Debentures are initially convertible into Series B Preferred Stock, which Series B Preferred Stock will not be convertible into Common Stock until such time as the Company has sufficient number of shares of Common Stock authorized to permit the conversion of the Convertible Debentures into Common Stock, at which time the Convertible Debentures will automatically be convertible into Common Stock and not Series B Preferred Stock.  The ultimate conversion price into shares of Common Stock of the Convertible Debentures is $0.02 per share, subject to certain restrictions contained in the Convertible Debentures, a form of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Pursuant to the Purchase Agreement, each purchaser also received an option, exercisable for a six month period from the Closing under the Purchase Agreement, to purchase additional Convertible Debentures (“Additional Convertible Debentures”) in an amount up to 50% of the original amount of Convertible Debentures purchased.  The ultimate conversion price into shares of Common Stock of any Additional Convertible Debenture will be $0.03 per share, subject to certain restrictions contained in the Additional Convertible Debenture, a form of which is attached as an Exhibit to the Purchase Agreement.  Except for the ultimate conversion price, any Additional Convertible Debenture will have the same terms as the Convertible Debentures.  The form of Certificate of Designations of Series B Preferred Stock that will be filed at such time, if any, that shares of Series B Preferred Stock are to be issued, is attached as an Exhibit to the Purchase Agreement.

The Convertible Debentures bear interest, and any Additional Convertible Debenture will bear interest, at an annual rate of six percent (6%), payable quarterly, either in cash or, at the Registrant’s election, shares of the Registrant’s capital stock.

Pursuant to the terms of the Purchase Agreement, the Registrant is obligated to register the shares of Common Stock issued upon conversion of the Convertible Debentures and any Additional Convertible Debenture within one year of the Closing under the Purchase Agreement or as soon as the Registrant’s Common Stock is listed on the Over-the-Counter Bulletin Board, whichever is sooner.

Item 8.01 Other Events

On June 14, 2007, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1  and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description of Exhibit

4.1	Form of Convertible Debenture due May 2012
10.1	Securities Purchase Agreement
99.1	Press Release issued by the Registrant on June 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2007	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President, Chief Executive Officer and Chief Financial Officer